EXHIBIT 99.1

AMERICREDIT REPORTS SECOND QUARTER 2004 EPS OF $0.30

AND INCREASES FISCAL YEAR GUIDANCE

•	Credit results improved
•	New charge-off policy implemented
•	Unrestricted cash balance grows to $524.8 million
•	Measured, deliberate growth plan launched

FORT WORTH, TEXAS January 22, 2004 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $47.2 million, or $0.30 per share, for its second fiscal quarter ended December 31, 2003. AmeriCredit reported a net loss of $56.3 million, or $0.37 per share, for the same period a year earlier. For the six months ended December 31, 2003, AmeriCredit reported net income of $80.5 million, or $0.51 per share, versus earnings of $19.4 million, or $0.16 per share, for the six months ended December 31, 2002.

Automobile loan purchases were $700.0 million for the second quarter of fiscal year 2004, compared to $745.1 million in the September quarter. This sequential change in new loan volume was in-line with normal seasonal trends. Managed auto receivables totaled approximately $13.0 billion at December 31, 2003.

Managed auto receivables 31-to-60 days delinquent were 7.5% of the portfolio at December 31, 2003, compared to 9.2% at December 31, 2002, and 7.6% at September 30, 2003. Accounts more than 60 days delinquent were 2.9% of the portfolio at December 31, 2003, improved from 4.1% at December 31, 2002, and unchanged compared to September 30, 2003.

Effective for the quarter ended December 31, 2003, AmeriCredit has revised its repossession charge-off policy. The Company will now charge off accounts when the customers’ redemption period to reclaim a repossessed auto has expired. Previously, the Company charged off accounts at the time that repossessed inventory was liquidated at auction.

To implement this new policy, AmeriCredit incurred additional charge-offs of $59.4 million at December 31, 2003, related to the acceleration of charge-off timing, raising managed portfolio credit losses to $308.3 million from $248.9 million. This one-time cumulative adjustment changes the annualized charge-off rate for the December 2003 quarter to 9.1%, from 7.3% of the managed portfolio under the old policy. The annualized charge-off rate was 7.6% for the September 2003 quarter.

Going forward, the Company forecasts that annualized charge-offs will decline to the 6.0% to 6.9% range during calendar year 2004.

AmeriCredit’s unrestricted cash balance totaled $524.8 million at December 31, 2003, compared to $358.0 million at September 30, 2003. The unrestricted cash balance increased primarily from $168.0 million in net proceeds the Company received from its convertible senior note offering in November.

“The Company’s credit results showed improvement during the December quarter. Furthermore, we strengthened our balance sheet, and our liquidity will only get stronger as we start receiving a significant amount of cash from our old-FSA portfolio beginning later this year,” said Clifton Morris, chief executive officer of AmeriCredit. “So, with the economy improving and the successful execution of the Company’s revised operating plan in 2003, AmeriCredit is now ready to move forward and begin to grow again.”

The Company is adopting a flexible growth plan that will move its loan origination base to a target of $1 billion per quarter by the end of this fiscal year, with the goal of growing at a measured, deliberate pace averaging 10 to 15 percent annually thereafter.

“By slowing the decline in the portfolio balance in calendar year 2004, we can set the stage for portfolio and earnings growth in 2005,” said AmeriCredit president Dan Berce. “We are targeting high risk-adjusted returns and will maintain a strong balance sheet with more liquidity than we have carried in the past.”

Regulation FD

•	Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business. The guidance below includes the Company’s forecast for fiscal year 2004 and calendar year 2004.

Net income and EPS forecast

	12 mos. ending 6/30/04	12 mos. ending 12/31/04
Net income ($ millions)	$ 145 – $ 165	$ 150 – $ 190
Earnings per share	$0.91 – $1.03	$0.93 – $1.17

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern Standard Time. For a live Internet broadcast of this conference call, please go to the Company’s web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent middle-market auto finance company. Using its branch network and strategic alliances with auto groups and banks, the Company purchases retail installment contracts entered into by auto dealers with consumers who are typically unable to obtain financing from traditional sources. AmeriCredit has more than one million customers and approximately $13 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the period ended June 30, 2003. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale values, reliance on warehouse financing and capital markets, fluctuating interest rates, increased competition, regulatory changes and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

AmeriCredit Corp.

Consolidated Income Statements

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Revenue:
Finance charge income	$225,014	$133,943	$436,786	$224,572
Gain on sale of receivables	—	—	—	132,084
Servicing income	47,959	4,910	116,951	121,844
Other income	8,511	5,613	15,992	10,633

	281,484	144,466	569,729	489,133

Costs and expenses:
Operating expenses	88,340	102,343	169,324	218,169
Provision for loan losses	61,356	86,892	125,599	152,676
Interest expense	56,287	39,884	145,031	79,903
Restructuring charges	(271)	6,899	468	6,899

	205,712	236,018	440,422	457,647

Income (loss) before income taxes	75,772	(91,552)	129,307	31,486

Income tax provision (benefit)	28,604	(35,248)	48,814	12,122

Net income (loss)	$47,168	$(56,304)	$80,493	$19,364

Earnings (loss) per share:
Basic	$0.30	$(0.37)	$0.51	$0.16

Diluted	$0.30	$(0.37)	$0.51	$0.16

Weighted average shares	156,600,326	153,001,207	156,533,957	119,420,462

Weighted average shares and assumed incremental shares	158,735,017	153,001,207	157,789,512	120,032,197

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	December 31, 2003	September 30, 2003	June 30, 2003
Cash and cash equivalents	$524,765	$357,985	$316,921
Finance receivables, net	5,618,639	5,404,569	4,996,616
Interest-only receivables from Trusts	168,359	214,949	213,084
Investments in Trust receivables	644,979	684,144	760,528
Restricted cash – gain on sale Trusts	455,468	383,557	387,006
Restricted cash – securitization notes payable	338,982	272,468	229,917
Restricted cash – warehouse credit facilities	65,335	327,376	764,832
Property and equipment, net	112,366	117,681	123,713
Other assets	175,957	236,742	315,412

Total assets	$8,104,850	$7,999,471	$8,108,029

Warehouse credit facilities	$705,235	$1,373,616	$1,272,438
Whole loan purchase facility	—	—	902,873
Securitization notes payable	4,556,267	3,848,446	3,281,370
Senior notes	358,611	370,634	378,432
Convertible debt	200,000	—	—
Other notes payable	28,212	31,941	34,599
Funding payable	25,857	122,053	25,562
Accrued taxes and expenses	125,249	158,371	162,433
Derivative financial instruments	40,060	58,091	66,531
Deferred income taxes	107,948	110,849	103,162

Total liabilities	6,147,439	6,074,001	6,227,400

Shareholders’ equity	1,957,411	1,925,470	1,880,629

Total liabilities and shareholders’ equity	$8,104,850	$7,999,471	$8,108,029

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Cash flows from operating activities:
Net income (loss)	$47,168	$(56,304)	$80,493	$19,364
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,956	11,383	54,275	22,536
Provision for loan losses	61,356	86,892	125,599	152,676
Deferred income taxes	(3,633)	(88,479)	(3,232)	(82,918)
(Accretion) amortization of present value discount	(16,805)	2,391	(41,511)	(49,962)
Impairment of credit enhancement assets	18,314	70,649	31,569	88,958
Non-cash gain on sale of receivables	—	—	—	(124,831)
Non-cash restructuring charges and other	(1,043)	79	907	6,108
Distributions from gain on sale Trusts – net of swap payments	(4,223)	47,856	78,069	111,118
Initial deposits to credit enhancement assets	—	—	—	(58,101)
Change in assets and liabilities:
Other assets	77,037	8,175	98,605	(16,549)
Accrued taxes and expenses	(30,076)	(65,440)	(32,558)	(30,563)
Purchases, principal collections and sales of receivables held for sale	—	—	—	1,922,076

Net cash provided by operating activities	160,051	17,202	392,216	1,959,912

Cash flows from investing activities:
Purchases and principal collections of receivables	(383,007)	(1,838,255)	(750,633)	(3,660,778)
Purchases of property and equipment	(683)	508	(2,137)	(2,333)
Net change in restricted cash and other	207,087	(263,962)	638,815	(429,739)

Net cash (used) by investing activities	(176,603)	(2,101,709)	(113,955)	(4,092,850)

Cash flows from financing activities:
Net change in warehouse credit facilities	(668,381)	(70,797)	(567,203)	(1,465)
Net change in whole loan purchase facility	—	—	(905,000)	—
Net change in securitization notes	703,647	1,792,459	1,271,569	1,792,459
Net change in senior notes and other	(27,591)	(8,400)	(45,435)	(51,840)
Proceeds from issuance of convertible debt	172,951	—	172,951	—
Proceeds from issuance of common stock	2,331	480,945	2,640	481,317

Net cash provided (used) by financing activities	182,957	2,194,207	(70,478)	2,220,471

Net increase in cash and cash equivalents	166,405	109,700	207,783	87,533

Effect of Canadian exchange rate changes on cash and cash equivalents	375	(4)	61	(99)
Cash and cash equivalents at beginning of period	357,985	70,087	316,921	92,349

Cash and cash equivalents at end of period	$524,765	$179,783	$524,765	$179,783

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Loan originations	$700,041	$1,887,003	$1,445,117	$4,306,087
Loans securitized	1,311,477	2,032,287	2,322,527	4,540,193

Average on-book receivables	$5,870,265	$3,136,066	$5,678,328	$2,547,350
Average gain on sale receivables	7,622,491	12,930,404	8,284,781	13,134,949

Average managed receivables	$13,492,756	$16,066,470	$13,963,109	$15,682,299

	December 31, 2003	September 30, 2003	December 31, 2002
On-book receivables	$5,972,437	$5,763,000	$3,998,081
Gain on sale receivables	7,015,902	8,174,857	12,210,492

Managed receivables	$12,988,339	$13,937,857	$16,208,573

	December 31, 2003	September 30, 2003	December 31, 2002
On-book receivables:
Principal	$5,972,437	$5,763,000	$3,998,081
Allowance for loan losses and nonaccretable acquisition fees	(353,798)	(358,431)	(218,433)

	$5,618,639	$5,404,569	$3,779,648

	5.9%	6.2%	5.5%

(% of ending receivables)	December 31, 2003	September 30, 2003	December 31, 2002
Loan delinquency:
On-book:
31 – 60 days	5.0%	4.7%	3.7%
Greater than 60 days	1.8	1.8	1.5

Total	6.8%	6.5%	5.2%

Gain on sale:
31 – 60 days	9.8%	9.5%	11.0%
Greater than 60 days	3.7	3.8	4.9

Total	13.5%	13.3%	15.9%

Total portfolio:
31 – 60 days	7.5%	7.6%	9.2%
Greater than 60 days	2.9	2.9	4.1

Total	10.4%	10.5%	13.3%

Change in repossession charge-

off policy reconciliation

Location	Description	Managed Portfolio December 31, 2003	% of Managed Portfolio December 31, 2003
Repossession inventory included in managed receivables	Accounts in redemption period carried at outstanding receivable balance	$ 68,307	0.5%

Repossession inventory included in other assets	Accounts after redemption period carried at estimated residual value	13,267	0.1

Repossession inventory included in credit enhancement assets	Accounts after redemption period carried at estimated residual value	29,767	0.2

Repossession inventory charged off	To comply with new repossession charge-off policy	59,427	0.5

Gross repossession inventory under former charge-off policy		$170,768	1.3%

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Net charge-offs:
On-book	$65,087	$18,705	$121,507	$32,301
Gain on sale	183,787	217,897	405,200	409,582

	248,874	236,602	526,707	441,883
Timing adjustment for change in repossession charge-off policy	59,427	—	59,427	—

	$308,301	$236,602	$586,134	$441,883

Comparable net charge-offs as a percent of average managed receivables	7.3%	5.8%	7.5%	5.6%

Net charge-offs including change in policy as a percent of average managed receivables	9.1%		8.3%

The Company evaluates the profitability of its lending activities based partly upon the net margin related to its managed auto loan portfolio, including on-book and gain on sale receivables. The Company uses this information to analyze trends in the components of the profitability of its managed auto portfolio. Analysis of net margin on a managed basis allows the Company to determine which origination channels and loan products are most profitable, guides the Company in making pricing decisions for loan products and indicates if sufficient spread exists between the Company’s revenues and cost of funds to cover operating expenses and achieve corporate profitability objectives. Additionally, net margin on a managed basis facilitates comparisons of results between the Company and other finance companies (i) that do not securitize their receivables or (ii) due to the structure of their securitization transactions, are not required to account for the securitization of their receivables as a sale. The Company routinely securitizes its receivables and prior to October 1, 2002, recorded a gain on the sale of such receivables. The net margin on a managed basis presented below assumes that all securitized receivables have not been sold and are still on the Company’s consolidated balance sheet. Accordingly, no gain on sale or servicing income would have been recognized. Instead, finance charges would be recognized over the life of the securitized receivables as earned, and interest and other costs related to the asset-backed securities would be recognized as incurred.

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Finance charge and other income	$578,817	$704,516	$1,188,073	$1,391,244
Interest expense	(149,497)	(195,011)	(348,331)	(397,001)

Net margin	$429,320	$509,505	$839,742	$994,243

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Finance charge and other income	17.0%	17.4%	16.9%	17.6%
Interest expense	(4.4)	(4.8)	(5.0)	(5.0)

Net margin as a percent of average managed receivables	12.6%	12.6%	11.9%	12.6%

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Operating expenses	$88,340	$102,343	$169,324	$218,169
Operating expenses as a percent of average managed receivables	2.6%	2.5%	2.4%	2.8%
Tax rate	37.75%	38.50%	37.75%	38.50%

The following is a reconciliation of finance charge and other income as reflected on the Company’s consolidated income statements to the Company’s managed basis finance charge and other income:

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Finance charge and other income per consolidated income statements	$233,525	$139,556	$452,778	$235,205
Adjustment to reflect income earned on receivables in gain on sale Trusts	345,292	564,960	735,295	1,156,039

Managed basis finance charge and other income	$578,817	$704,516	$1,188,073	$1,391,244

The following is a reconciliation of interest expense as reflected on the Company’s consolidated income statements to the Company’s managed basis interest expense:

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Interest expense per consolidated income statements	$56,287	$39,884	$145,031	$79,903
Adjustment to reflect interest expense incurred by gain on sale Trusts	93,210	155,127	203,300	317,098

Managed basis interest expense	$149,497	$195,011	$348,331	$397,001

Contact:

Investor Relations Kim Pulliam (817) 302-7009	Jason Landkamer (817) 302-7811	Media Relations John Hoffmann (817) 302-7627